Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Amended Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per Share effective April 24, 2015 (Class R6 shares of Voya Growth Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 138 to the Registrant’s Registration Statement on Form N-1A filed on May 22, 2015 and incorporated herein by reference.

(e)(1)	Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Investments, LLC and Voya Equity Trust with respect to Voya Growth Opportunities Fund – Filed as an Exhibit to Post-Effective Amendment No. 138 to the Registrant’s Registration Statement on Form N-1A filed on May 22, 2015 and incorporated herein by reference.